UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)            June 21, 2005


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                  1-04721                    48-0457967
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                        Identification No.)


     6200 Sprint Parkway, Overland Park, Kansas                  66251
      (Address of principal executive offices)                (Zip Code)


  Registrant's telephone number, including area code        (800) 829-0965



          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications pursuant to  Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[  ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

     On June 21, 2005 US Unwired Inc. and its subsidiaries Louisiana Unwired L.L.C., Texas Unwired and Georgia PCS Management L.L.C. (collectively, the "US Unwired Plaintiffs") filed a complaint (the "Complaint") against Sprint Corporation, Sprint Spectrum L.P., WirelessCo, L.P. and SprintCom, Inc. (collectively, "Sprint") and Nextel Communications, Inc. ("Nextel") in the United States District Court for the Western District of Louisiana, which is the same court in which there is pending litigation between the US Unwired Plaintiffs and Sprint arising out of the parties' ongoing business relationship. The US Unwired Plaintiffs are third party network operators, known as Sprint PCS Affiliates, who operate code division multiple access, or CDMA, networks under the Sprint brand name. The US Unwired Plaintiffs' network covers certain portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas and served approximately 519,000 subscribers as of May 31, 2005. The Complaint alleges that upon completion of the transactions contemplated by the Merger Agreement, dated as of December 15, 2004, as amended, among Sprint Corporation, Nextel and a wholly-owned subsidiary of Sprint Corporation, Sprint will be in breach of the exclusivity provisions in its arrangements with the US Unwired Plaintiffs. The Complaint further alleges that Nextel improperly interfered with the agreements between the US Unwired Plaintiffs and Sprint.

     The Complaint seeks (1) to preliminarily and permanently enjoin Sprint Corporation from consummating its merger with Nextel unless and until the terms of the merger are changed to exclude wireless mobility communication networks of Nextel and Nextel Partners, Inc. ("Nextel Partners") that are owned, built, operated or managed in the US Unwired Plaintiffs' service areas; (2) to preliminarily and permanently enjoin Sprint Corporation and its related parties from otherwise owning, operating, building or managing the wireless communications networks of Nextel and Nextel Partners in the US Unwired Plaintiffs' service areas; (3) to preliminarily and permanently enjoin Sprint from breaching the arrangements with the US Unwired Plaintiffs and specifically enforcing those arrangements; (4) to assess damages against Nextel in an amount to be determined at trial and to permanently enjoin Nextel from interfering with the US Unwired Plaintiffs' arrangements; and (5) to award the US Unwired Plaintiffs attorneys' fees and costs. US Unwired Inc. and Louisiana Unwired L.L.C. have also filed a motion seeking a preliminary injunction to prevent Sprint Corporation from proceeding with the proposed merger with Nextel. The motion alleges that the merger will violate the exclusivity provisions of the June 1998 agreement between Sprint and Louisiana Unwired L.L.C., under which Louisiana Unwired L.L.C served approximately 215,000 subscribers as of May 31, 2005.

     Sprint intends, and has been advised by Nextel that Nextel intends, to deny the US Unwired Plaintiffs' allegations, vigorously defend this matter and oppose the motion for preliminary injunction.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SPRINT CORPORATION



Date:  June 23, 2005                By:  /s/ MICHAEL T. HYDE
                                         Michael T. Hyde, Assistant Secretary





























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